Exhibit 99.2
CONTACTS:
Investors
InvestorRelations@amerantbank.com
(305) 460-8728

Media
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AMERANT BANCORP INC. ANNOUNCES PRICING OF SENIOR NOTES OFFERING

Coral Gables, Florida. AMERANT BANCORP INC. (NASDAQ: AMTB and AMTBB) (the “Company”) today announced the pricing of its previously announced registered offering of senior notes due 2025 (the “Notes”). The Notes will be for an aggregate principal amount of $46.0 million. The Notes will bear interest at 5.75% per annum, payable semi-annually in arrears on June 30 and December 30 of each year, commencing on December 30, 2020 and ending on the earlier of the optional redemption date (which is on or after three months prior to the maturity of the Notes) or the maturity date. The Notes will be unsecured and unsubordinated, and will rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Notes will be fully and unconditionally guaranteed by the Company’s wholly-owned subsidiary, Amerant Florida Bancorp Inc. The Notes will mature on June 30, 2025. The offering is expected to close on June 23, 2020, subject to customary closing conditions.

The Company intends to use the net proceeds from this offering for general corporate purposes, which may include working capital, providing capital to support the organic growth of Amerant Bank, N.A., the Company’s wholly-owned bank subsidiary, funding the opportunistic acquisition of similar or complementary financial service organizations and repaying outstanding indebtedness.

Raymond James & Associates, Inc. is serving as the sole book-running manager for the offering.

The Notes were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-238958) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on June 15, 2020. A preliminary prospectus supplement and an accompanying prospectus relating to the offering have been filed with the SEC. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at (800) 248-8863, by e-mail at prospectus@raymondjames.com, or by accessing the SEC’s website at www.sec.gov.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer or sale of the Notes will be made only by means of the prospectus supplement relating to the offering and the accompanying prospectus.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, statements regarding the Company’s intention to issue the Notes and its intended use of proceeds from the offering and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” and other similar words and expressions of the future.

Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2019, our quarterly report on Form 10-Q for the quarter ended March 31, 2020 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

About Amerant Bancorp Inc.

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida. The Company operates through its subsidiaries, Amerant Bank, N.A. (the “Bank”), Amerant Investments, Inc., Amerant Trust, N.A. and Elant Bank and Trust Ltd. The Company provides individuals and businesses in the U.S., as well as select international clients, with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is the largest community bank headquartered in Florida. The Bank operates 27 banking centers—19 in South Florida and 8 in the Houston, Texas area—and loan production offices in Dallas, Texas and New York, New York. For more information, please visit www.amerantbank.com or our investor relations page at https://investor.amerantbank.com.